UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

August 15, 2014 (June 2, 2014)
Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

1 Toronto Street, Suite 700, Toronto, Ontario, Canada, M5C 2V6
(Address of Principal Executive Offices)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

On June 6, 2014, Heritage Global Inc. (the “Company”, “HGI”, “we” or “us”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report that on June 2, 2014, the Company acquired all of the issued and outstanding capital stock of National Loan Exchange, Inc., an Illinois corporation (“NLEX”), from David Ludwig its 100% owner. As a result of the acquisition, NLEX became a wholly owned subsidiary of the Company. The Initial Form 8-K omitted the financial statements of NLEX and the pro forma financial information as permitted by Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K. This amendment to the Initial Form 8-K is being filed to provide the financial statements and pro forma financial information required by Item 9.01 of Form 8-K. Except as otherwise noted, all other information in the Initial Form 8-K remains unchanged.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of business acquired.

The audited financial statements of NLEX as of and for the years ended December 31, 2013 and 2012, and the unaudited financial statements of NLEX as of and for the three months ended March 31, 2014 and 2013, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro forma financial information.

The following unaudited pro forma condensed combined financial statements of the Company are attached hereto as Exhibit 99.2 and incorporated herein by reference:

  Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014; and;

  Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2014 and the year ended December 31, 2013

(d) Exhibits

No.	Exhibit

99.1	The audited financial statements of NLEX as of and for the years ended December 31, 2013 and 2012, and the unaudited financial statements of NLEX as of and for the three months ended March 31, 2014 and 2013.

99.2	The Company’s Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2014; and Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2014 and the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: August 15, 2014	By:/s/ Stephen A. Weintraub
Name:Stephen A. Weintraub
Title: Chief Financial Officer and Corporate Secretary